                                                               [Abraham Lincoln]
                                                                    [XX-0123456]

                   Lincoln Life & Annuity Company of New York
                                (A Stock Company)

      Home Office: 120 Madison Street, Suite 1860, Syracuse, New York 13202 Servicing Office: 1300 South Clinton Street, P.O. Box 2348, Fort Wayne,
                               Indiana 46801-2348

                                ANNUITY CONTRACT

         Individual Flexible Purchase Payment Deferred Variable Annuity
                          and/or Fixed Annuity Contract
                          With Annuity Payment Options
                                Nonparticipating

Lincoln Life & Annuity Company of New York (LNY) agrees to provide the benefits and other rights described in this Contract in accordance with the terms of this Contract.

READ THIS CONTRACT CAREFULLY. This is a legal contract between the Owner and LNY. We want to be sure you understand the features and benefits contained in this Contract. IT IS THEREFORE IMPORTANT THAT YOU READ YOUR CONTRACT CAREFULLY. If you have any questions after reading the Contract, we hope you will contact your representative or the Servicing Office of LNY.

NOTICE OF RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no Sales Charge will be deducted) by delivering or mailing it to the representative through whom it was purchased or to the Servicing Office of LNY. When the Contract is received at the Servicing Office, LNY will return the Variable Account plus an amount to reflect any deducted daily charges (daily charges are described in Section 3.04) and any Gross Purchase Payments made to the DCA Fixed Account as of the date of cancellation where permitted by law.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT, ARE VARIABLE. THE AMOUNTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT (SEE ARTICLE 3 AND
ARTICLE 8). WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 0.72%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS: 3.72% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 3.0% PER YEAR; OR 4.72% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR 5.72% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

Signed for Lincoln Life & Annuity Company of New York at its Home Office in Syracuse, New York.

/s/ Lorry J. Stensrud
    Lorry J. Stensrud, President

                                Table of Contents

Article                                                                         Page
     1  Definitions                                                                4

     2  Purchase Payments                                                          7

     3  Variable Account                                                           8

     4  DCA Fixed Account                                                          10

     5  Transfers, Withdrawals and Surrenders                                      14

     6  Death Benefits                                                             16

     7  Annuity Payment Options                                                    18

     8  Beneficiary                                                                22

     9  Suspension or Deferral of Payments                                         23

     10 General Provisions                                                         24

     11 Annuity Purchase Rates Under A Variable Annuity Payment                    27

     12 Annuity Purchase Rates Under A Fixed Annuity Payment                       30

     13 Additional Services                                                        31

     14 Guaranteed Accumulated Values and Surrender Values
           For Fixed Allocations                                                   32

                             CONTRACT SPECIFICATIONS

Contract Number:                       [XX-0123456]

Annuitant:                             [Abraham Lincoln]

Age at Issue:                          [35]

Contract Date:                         [May 1, 2001]

Initial Gross Purchase Payment:        [$50,000]

Maturity Date:                         [May 1, 2056]

Owner(s):                              [Abraham Lincoln]
                                       [Mary Lincoln]

Beneficiary Designation:               [Refer to the Client Information Profile]

Death Benefit on Contract Date:        [Guarantee of Principal Death Benefit]

PURCHASE PAYMENT AND ALLOCATION REQUIREMENTS:

  Minimum Subsequent Gross Purchase Payment Transmitted Electronically: $25

  Minimum Subsequent Gross Purchase Payment Transmitted Other Than
  Electronically: $100

  Minimum Allocation to Any One Variable Subaccount: $20

  Minimum Allocation To Any Fixed Account: $300

  Minimum Allocation To The DCA Fixed Account: $1,500

SALES CHARGE:

   A Sales Charge will apply to all initial and subsequent Gross Purchase Payments paid into the Contract. This charge is taken as a percentage of the Gross Purchase Payment and is based on the amount of the Owner's Investment at the time of each Gross Purchase Payment. For purposes of determining the Sales Charge associated with this Contract, the following table will be used.

                                                  Sales Charge as a percentage
   Owner's Investment                             of Gross Purchase Payment
   ------------------                             -------------------------

   Less than $25,000                                         5.75%
   $25,000 or greater but less than $50,000                  5.00%
   $50,000 or greater but less than $100,000                 4.50%
   $100,000 or greater but less than $250,000                3.50%
   $250,000 or greater but less than $500,000                2.50%
   $500,000 or greater but less than $750,000                2.00%
   $750,000 or greater but less than $1,000,000              1.50%
   $1,000,000 or greater                                     1.00%

   The Owner's Investment at the time of a Gross Purchase Payment is equal to:

     a. The contract values for any individual LNY annuity contracts owned by an Eligible Owner (defined below), if LNY receives Notice of Eligible Owner, as well as any other individual LNY annuity contracts (either Qualified or Non-Qualified) that may be made available by LNY in the future for this purpose; plus

         b. The account values for any mutual fund accounts in the American Funds Group (AFG) owned by an Eligible Owner (defined below), in accordance with the procedures established by AFG, as well as any other AFG mutual fund accounts that may be made available by AFG and LNY in the future for this purpose; plus

         c. The amount of the current Gross Purchase Payments made into this Contract.

     An Eligible Owner includes the Owner of this Contract, the spouse of the Owner of this Contract, and any child of the Owner under the age of 21.

VARIABLE ACCOUNT:

     The Variable Account for this Contract is the "Lincoln New York Separate Account H for Variable Annuities". There are currently [11] Variable Subaccounts in the Variable Account available to the Owner. The Owner may direct Net Purchase Payments under the Contract to any of the available Variable Subaccounts, subject to limitations. The amounts allocated to each Variable Subaccount will be invested in net asset value in the shares of one of the Funds. The Variable Subaccounts are:

     [Growth Fund]
     [International Fund]
     [Global Growth Fund]
     [Growth-Income Fund]
     [Asset Allocation Fund]
     [High-Yield Bond Fund]
     [Bond Fund]
     [U.S. Government/AAA-Rated Securities Fund]
     [Cash Management Fund]
     [Global Small Capitalization Fund]
     [New World Fund]

     See Section 3.01 for provisions governing any limitations, substitution or elimination of Funds.

FIXED ACCOUNT:

     Minimum Guaranteed Interest Rate: 3.00%


DCA FIXED ACCOUNT:

      INITIAL GUARANTEED PERIOD / INTEREST RATE: [60 MONTHS] / [3.00%]


VARIABLE ACCOUNT REQUIREMENTS:

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     We assess a daily charge equal on an annual basis to the percentages shown of the average daily net asset value of each Variable Subaccount. The daily charge will not exceed the percentages shown. If on the Contract Date, one of the below listed Death Benefit Option(s) has been selected, the Mortality and Expense Risk and Administrative Charge will be as indicated for the Death Benefit Option selected.

         Death Benefit Option(s):                                     Charges:

         - Guarantee of Principal Death Benefit                        0.60%
         - Enhanced Guaranteed Minimum Death Benefit                   0.72%

     After the Contract Date, the Owner (or a spouse who continues the Contract as the Owner) may change at any time to a Death Benefit Option with a lower charge than the Death Benefit Option is effect, but may never change to a Death Benefit Option with a higher charge (see the Death Benefit Option charges above). If the Death Benefit Option is changed after the Contract Date, the change will be effective as of the Valuation Date the Notice to change the Death Benefit option is received.

     MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE ON OR AFTER THE
     ANNUITY
     COMMENCEMENT DATE:  0.72%

     The daily charge will not exceed the percentage shown.

  TRANSFER REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

     Transfers cannot be made during the first 30 days.

     LNY reserves the right to require a 30 day minimum time period between each transfer.

     Maximum Number of Transfers: 6 per Contract Year, excluding automatic DCA transfers. There will be no fee imposed for these six (6) transfers. Transfers in excess of 6 per Contract Year must be authorized by LNY. LNY reserves the right to impose a fee for any transfer in excess of 6 per Contract Year. This fee will not exceed $25.

     Variable Account:

         Minimum Single Transfer Amount From A Variable Subaccount: The lesser of 1) $300; or 2) the remaining amount in the Variable Subaccount.

         Minimum Transfer Amount To a Variable Subaccount: $?

     Fixed Account:

         Minimum Single Transfer To The DCA Fixed Account: $?

         Minimum Single Transfer Amount From The DCA Fixed Account: The lesser of 1) $300; or 2) the remaining amount in the DCA Fixed Account. This restriction does not apply to automatic DCA transfers.

  WITHDRAWAL AND SURRENDER REQUIREMENTS:

     Minimum Partial Withdrawal Amount: $300

  DEATH BENEFIT REQUIREMENTS PRIOR TO THE ANNUITY COMMENCEMENT DATE:

  The Owner may select a Death Benefit Option(s) to be effective as of the Contract Date. If no Death Benefit Option is selected, the Enhanced Guaranteed Minimum Death Benefit will be the Death Benefit effective as of the Contract Date.

  ANNUITY PAYMENT REQUIREMENTS:

     Determination of the First Annuity Payment Date:
For 100% Fixed Annuity Payment, the Annuity Payment Date must be at least 30 days after the Annuity Commencement Date. If any portion of the annuity payment will be on a variable basis, the Annuity Payment Date will be 14 days after the Annuity Commencement Date. The Annuity Unit value, if applicable, and Contract Value used to effect annuity payments will be determined as of the Annuity Commencement Date.

     Minimum Annuity Payment Amount: $50

     Minimum Guaranteed Interest Rate for the Fixed Annuity Payment: 2.75%

     Assumed Investment Rate for the Variable Annuity Payment: Between 3.0% -
     5.0%

     WITH A MORTALITY AND EXPENSE RISK AND ADMINSTRATIVE CHARGE OF 0.72%, THE SMALLEST RATE OF INVESTMENT RETURN REQUIRED TO ENSURE THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS DOES NOT DECREASE IS:

     3.72% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 3.0% PER YEAR; OR
     4.72% FOR VARABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 4.0% PER YEAR; OR
     5.72% FOR VARIABLE ANNUITY OPTIONS BASED ON AN ASSUMED RATE OF RETURN OF 5.0% PER YEAR.

                                    ARTICLE 1
                                   DEFINITIONS

ACCUMULATION UNIT -- A unit of measure used in the calculation of the value of a Variable Subaccount prior to the Annuity Commencement Date.

ANNUITANT OR JOINT ANNUITANT -- The person or persons upon whose life or lives the annuity payments made after the Annuity Commencement Date will be based.

ANNUITY COMMENCEMENT DATE -- The Valuation Date on which the Contract Value is withdrawn for payment of annuity benefits under the annuity payment option selected.

ANNUITY PAYMENT DATE -- The date on which the Owner is entitled to the first annuity payment. Subsequent annuity payments will be due on the same day of the month as the first annuity payment, at the applicable frequency. Annuity payments cannot commence within 12 months of the Contract Date.

ANNUITY UNIT -- A unit of measure used after the Annuity Commencement Date to calculate the amount of a Variable Annuity Payment.

BENEFICIARY -- The person or persons or entity designated by the Owner to receive the Death Benefit, if any.

CODE -- The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT -- Prior to the Annuity Commencement Date, the individual who will become the Annuitant upon the death of the Annuitant.

CONTRACT -- The agreement between LNY and the Owner, in which LNY provides an annuity as described on the front page of this Contract.

CONTRACT DATE -- The date this Contract became effective. The Contract Date is shown on the Contract Specifications.

CONTRACT VALUE -- Prior to the Annuity Commencement Date, the sum of the values of the Variable Account and DCA Fixed Account attributable to this Contract on a given Valuation Date.

CONTRACT YEAR -- Each twelve-month period starting with the Contract Date on the Contract Specifications and starting with each Contract Date anniversary thereafter.

DCA FIXED ACCOUNT - A portion of this Contract established by LNY to accept Net Purchase Payments or transfers of Contract Value that may only be used for the Dollar Cost Averaging program. Funds in the DCA Fixed Account are invested in the General Account of LNY.

DEATH BENEFIT -- The amount payable upon death of an Owner or an Annuitant.

DOLLAR COST AVERAGING (DCA) -- An option that allows the automatic transfer of a portion of the Contract Value in periodic installments from a designated DCA holding account to one or more of the Variable Subaccounts available under the Contract. The periodic installments will be over any DCA period made available by LNY and selected by the Owner. A designated DCA holding account may be the DCA Fixed Account and/or designated Variable Subaccount.

EARNINGS -- The excess of the Contract Value over the Net Purchase Payments which have not yet been withdrawn from this Contract.

FIXED ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNY on or after the Annuity Commencement Date which LNY guarantees as to the dollar amount. Fixed annuity payments are made out of the General Account.

FUND -- Any of the underlying investment options available in the Variable Account.

GENERAL ACCOUNT -- An account consisting of all assets owned by LNY other than those assets in segregated investment accounts.

GROSS PURCHASE PAYMENT - Amounts paid into this Contract before deduction of the Sales Charge.

HOME OFFICE -- The principal office of LNY located at 120 Madison Street, Suite 1860, Syracuse, New York 13202, or an institution designated by LNY.

LNY -- Lincoln Life & Annuity Company of New York.

MATURITY DATE - The date by which an election to receive payments under an Annuity Payment Option must be made. The Maturity Date is the later of the Annuitant's 90th birthday or 10 years from the Contract Date. The Maturity Date is shown on the Contract Specifications.

NET ASSET VALUE PER SHARE -- The market value of a Fund share calculated each day.

NET PURCHASE PAYMENT - An amount equal to the Gross Purchase Payment less the Sales Charge. The Net Purchase Payment is the amount allocated to the DCA Fixed Account and/or the Variable Account.

NOTICE -- Any form of communication providing information as required by LNY, either in signed writing or another manner, that LNY approves in advance. All Notices must be received by LNY in the Servicing Office and must include all required information necessary to process the request. To be effective for any Valuation Date, a Notice must be received in good order prior to the end of that Valuation Date.

OWNER -- The one person, two persons or entity who exercises rights of ownership under this Contract. If two persons are named as Owner, all references to Owner means joint Owner.

QUALIFIED CONTRACT -- A contract that is used as a funding vehicle for a retirement plan qualified for special tax treatment under the Code, including Sections 401, 403, 408, 408A and 457. All other contracts are considered Non-qualified contracts.

SALES CHARGE - A charge deducted from each Gross Purchase Payment prior to allocation to the DCA Fixed Account and/or Variable Account, expressed as a percentage of the Gross Purchase Payment.

SERVICING OFFICE - - The office where servicing of this Contract takes place, located at 1300 South Clinton Street, P.O. Box 2348, Fort Wayne, Indiana, 46801-2348, or an institution designated by LNY.

VALUATION DATE -- Close of the market of each day that the New York Stock Exchange is open for business.

VALUATION PERIOD -- The period commencing at the close of business on a particular Valuation Date and ending at the close of business on the next succeeding Valuation Date.

VARIABLE ACCOUNT -- The segregated investment account into which LNY sets aside and invests the assets allocated to the Variable Subaccount(s) made available by LNY and selected by the Owner. The Variable Account for this Contract is shown on the Contract Data page.

VARIABLE ANNUITY PAYMENTS -- Periodic payments made to the Owner or the Owner's designee by LNY on or after the Annuity Commencement Date which vary in amount with the investment experience of each applicable Variable Subaccount.

VARIABLE SUBACCOUNT -- That portion of the Variable Account which invests in shares of a particular Fund. There is a separate Variable Subaccount for each particular Fund.

                                    ARTICLE 2
                                PURCHASE PAYMENTS

2.01 WHERE PAYABLE

All Gross Purchase Payments must be made to LNY at its Servicing Office.

2.02 AMOUNT AND FREQUENCY

LNY reserves the right to limit future Gross Purchase Payments into this Contract. The minimum subsequent Gross Purchase Payments are shown on the Contract Specifications.

Gross Purchase Payments may be made until the earliest of: the Annuity Commencement Date, death of the Owner, or surrender of the Contract. In the event that Gross Purchase Payments are discontinued by the Owner, this Contract will continue and Gross Purchase Payments may be resumed at any time prior to the earlier of: the Annuity Commencement Date, death of the Owner, or surrender of this Contract.

2.03 SALES CHARGE

LNY will deduct a sales Charge as shown on the Contract Specifications.

2.04 DOLLAR COST AVERAGING

All or part of a Net Purchase Payment may be allocated to the DCA Fixed Account or any other subaccount made available for the purpose of Dollar Cost Averaging. Any amount so allocated will be transferred from the subaccount used for Dollar Cost Averaging to the designated Variable Subaccount in regular installments over a period chosen by the Owner. Transfers will occur at the same interval until the end of the chosen period or, if sooner, until the account value in the subaccount used for Dollar Cost Averaging has been exhausted.

                                    ARTICLE 3
                                VARIABLE ACCOUNT

3.01 THE VARIABLE ACCOUNT

Net Purchase Payments under the Contract may be allocated to the Variable Account of the Contract. The Variable Account, which is designated on the Contract Specifications, is for the exclusive benefit of persons entitled to receive benefits under variable annuity contracts. Income, gains and losses (whether or not realized) from the assets allocated to the Variable Account shall be credited to or charged against the Variable Account without regard to other income, gains or losses of LNY. The Variable Account will not be charged with the liabilities arising from any other part of LNY's business.

Subject to any required regulatory approvals, LNY reserves the right to eliminate the shares of any Fund and substitute the securities of a different Fund or investment company or mutual fund. Such elimination and substitution may occur if the shares of a Fund are no longer available for investment or, if in the judgment of LNY, further investment in any Fund should become inappropriate in view of the purposes of the Contract. LNY may close any Variable Subaccount to new Net Purchase Payments, transfers of Contract Value or both. LNY may add new Variable Subaccounts in which the assets of the Variable Account may be invested. LNY will give the Owner written notice of the elimination and substitution of any Fund as required by law after such substitution occurs.

3.02 ALLOCATION OF NET PURCHASE PAYMENTS TO A VARIABLE SUBACCOUNT

The Owner may allocate Net Purchase Payments to any of the available Variable Subaccounts in accordance with the restrictions on the Contract Specifications.

A Notice must be given to LNY if the Owner elects to allocate any Net Purchase Payment to a new Variable Subaccount not previously selected.

Net Purchase Payments allocated to each Variable Subaccount will be invested at Net Asset Value Per Share of one of the Funds. Following receipt of a Net Purchase Payment, LNY will use each Net Purchase Payment to buy Accumulation Units in the Variable Subaccount(s) selected by the Owner.

3.03 VALUATION OF THE VARIABLE ACCOUNT

The value of the Variable Account, at any time prior to the Annuity Commencement Date, is equal to the sum of the values allocated to the Variable Subaccounts. The value of a Variable Subaccount, at any time prior to the Annuity Commencement Date, is equal to the Accumulation Units credited to a Variable Subaccount multiplied by the value of the Accumulation Unit for the respective Variable Subaccount.

Accumulation Units are used to value all amounts allocated to or withdrawn from a Variable Subaccount as a result of Net Purchase Payments, transfers, withdrawals, or fees and charges. Accumulation Units for each Variable Subaccount are valued separately. The value of an Accumulation Unit may increase or decrease from Valuation Period to Valuation Period. The number of Accumulation Units is determined by dividing the amount allocated to or withdrawn from a Variable Subaccount by the dollar value of one Accumulation Unit of the Variable Subaccount as of the Valuation Date the transaction becomes effective. The number of Accumulation Units held for an Owner in a Variable Subaccount will not be changed by any change in the dollar value of Accumulation Units in the Variable Subaccount.

The value of an Accumulation Unit was arbitrarily established at the inception of the Variable Subaccount. The Accumulation Unit value for a Variable Subaccount for any later Valuation Period is determined as follows:

   a. the total value of Fund shares held in the Variable Subaccount is calculated by multiplying the number of Fund shares owned by the Variable Subaccount at the beginning of the Valuation Period by the Net Asset Value Per Share of the Fund at the end of the Valuation Period, and adding any dividend or other distribution of the Fund if an ex-dividend date occurs during the Valuation Period; minus

  b. the liabilities of the Variable Subaccount at the end of the Valuation Period (such liabilities include daily charges imposed on the Variable Subaccount (see Section 3.04) and may include a charge or credit with respect to any taxes paid or reserved for by LNY that LNY determines is a result of the operation of the Variable Account); the result divided by

  c. the outstanding number of Accumulation Units in the Variable Subaccount at the beginning of the Valuation Period.

The Accumulation Unit value may increase or decrease the dollar value of benefits under the Contract. Expenses incurred by LNY will not adversely affect the dollar value of benefits.

3.04 MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE

LNY will deduct a Mortality and Expense Risk and Administrative charge (daily charge) from the Variable Account as shown on the Contract Specifications.

3.05 CHANGE IN OPERATION

LNY reserves the right to transfer assets of the Variable Account to another account, and to modify the structure or operation of the Variable Account, subject to obtaining any necessary regulatory approvals. LNY guarantees that such modification will not affect the Contract Value.

                                    ARTICLE 4
                                DCA FIXED ACCOUNT

4.01 ALLOCATION OF NET PURCHASE PAYMENTS INTO THE DCA FIXED ACCOUNT

Any Net Purchase Payment paid into this Contract may be allocated to the DCA Fixed Account of the Contract. The Owner may allocate Net Purchase Payments to the DCA Fixed Account subject to the following limitations:

     a. The minimum amount that may be allocated to the DCA Fixed Account is shown on the Contract Specifications.
     b. If the Owner elects to allocate any Net Purchase Payment to the DCA Fixed Account and the DCA Fixed Account was not previously selected, the Owner must first provide LNY with Notice of allocation.

Any amount so allocated will be transferred from the DCA Fixed Account to the designated Variable Subaccount available in the Contract in regular installments over a period chosen by the Owner. Transfers will occur at the same interval until the end of the chosen period or, if sooner, until the account value in the DCA Fixed Account has been exhausted.

4.02 CREDITING OF INTEREST ON DCA FIXED ACOUNT

Prior to the earlier of:

     a.  the Annuity Commencement Date;
     b.  termination of this Contract upon payment of any Death Benefit; or
     c.  surrender of this Contract;

LNY guarantees that at the end of each Valuation Period an effective annual interest rate, adjusted for the number of days in the Valuation Period, will be credited to the portion of Contract Value, if any, in the DCA Fixed Account at that time. LNY guarantees that it will credit an effective annual Minimum Guaranteed Interest Rate during all years as shown on the Contract Specifications. LNY may credit interest at effective annual rates in excess of the Minimum Guaranteed Interest Rate at any time.

                                    ARTICLE 5
                      TRANSFERS, WITHDRAWALS AND SURRENDERS


5.01 TRANSFERS BEFORE THE ANNUITY COMMENCEMENT DATE

Prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract, the Owner may provide Notice to direct a transfer of a portion of the Contract Value between any available Variable Subaccount and/or DCA Fixed Account.

Transfers will be subject to the following:

     a.  The Transfer Requirements outlined on the Contract Specifications.

     b. LNY reserves, in its sole opinion, the right to limit or modify transfers that may have an adverse effect on other contract owners. Restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right that is considered by LNY to disadvantage other contract owners.

LNY has the right to waive or modify any of these restrictions.

Upon receipt of Notice to transfer, LNY will process the transfer within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers provision (Article 9) is in effect.

Transfers from a Variable Subaccount will be accomplished at Accumulation Unit values as of the Valuation Date the Notice to transfer is received.

If the DCA program is discontinued by the Owner prior to the end of the selected DCA period, an remaining portion of the Contract Value held in a designated DCA holding account within the DCA Fixed Account will be transferred automatically to the Variable Subaccount(s) the Owner selected under the DCA program.

5.02 WITHDRAWALS

The Owner may, upon Notice to LNY, withdraw a part of the surrender value of this Contract at any time prior to the earlier of: the Annuity Commencement Date, termination of this Contract upon payment of any Death Benefit, or surrender of this Contract.

Withdrawals will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

A withdrawal will be effective on the Valuation Date that LNY receives Notice to withdraw. The Notice must specify from which Variable Subaccount and/or DCA Fixed Account the withdrawal will be made. If no allocation is specified, LNY will withdraw the amount requested on a pro-rata basis from each Variable Subaccount and/or DCA Fixed Account.

Upon receipt of Notice of withdrawal, LNY will pay the amount of any withdrawal within the time period as required by the Securities and Exchange Commission unless the Suspension or Deferral of Payments or Transfers provision (Article 9) is in effect.

Withdrawals will be accomplished at Accumulation Unit values as of the Valuation Date the Notice for withdrawal is received.

A partial withdrawal will result in a proportional reduction in any Death Benefit payable under the Contract.

5.03 SURRENDERS

The Owner may, upon Notice to LNY, surrender this Contract for its surrender value at any time prior to the earlier of: the Annuity Commencement Date, or termination of this Contract upon payment of any Death Benefit.

This Contract will terminate upon surrender. The surrender will be effective on the Valuation Date on which LNY receives Notice of surrender.

Surrenders will be subject to the withdrawal and surrender requirements as shown on the Contract Specifications.

LNY reserves the right to surrender this Contract if any withdrawal reduces the total Contract Value to less than $2,000, and Gross Purchase Payments have stopped for a period of three full years. By payment of the Contract Value, LNY shall be relieved of any further obligation under this Contract.

Upon receipt of Notice to surrender, LNY will pay the amount of any surrender within the time period required by the Securities and Exchange Commission, unless the Suspension or Deferral of Payments or Transfers provision (Article 9) is in effect.

                                    ARTICLE 6
                                 DEATH BENEFITS

6.01 DEATH BEFORE THE ANNUITY COMMENCEMENT DATE

Entitlement.

If there is a single Owner, then upon the death of the Owner LNY will pay a Death Benefit to the designated Beneficiary(s). If the designated Beneficiary of the Death Benefit is the surviving spouse of the deceased Owner, the spouse may elect to continue the Contract as the new Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. If there are no designated Beneficiaries, LNY will pay a Death Benefit to the Owner's estate. Upon the death of the spouse who continues the Contract as the new Owner, LNY will pay a Death Benefit to the designated Beneficiary(s).

If there are two Owners, upon the death of the first Owner, LNY will pay a Death Benefit to the surviving Owner. If the surviving Owner is the spouse of the deceased Owner, then the spouse may elect to continue the Contract as sole Owner. The Death Benefit in effect at the time of death of the original Owner will continue, unless subsequently terminated by the surviving spouse. Upon the death of the Owner who continues the Contract, LNY will pay a Death Benefit to the designated Beneficiary(s).

If the Annuitant is also an Owner, then the Death Benefit paid upon the death of the Annuitant will be subject to the Contract provisions regarding death of an Owner. If the surviving spouse of the deceased Annuitant assumes the Contract, the Contingent Annuitant, if any, will become the Annuitant. If there is no named Contingent Annuitant, the surviving spouse will become the Annuitant.

If an Annuitant who is not an Owner dies, then the Contingent Annuitant, if named, becomes the Annuitant and no Death Benefit is payable on the death of the Annuitant.

If an Annuitant who is not an Owner dies and no Contingent Annuitant is named, the youngest Owner immediately becomes the Annuitant and the Contract continues. In lieu of continuing the Contract, the Owner may elect to receive a Death Benefit (in equal shares, if applicable). Written notification of the election to receive the Death Benefit must be received by LNY within 75 days of the death of the Annuitant. This Contract will terminate when any Death Benefit is paid due to the death of the Annuitant.

If the Owner is a corporation or other non-individual (non-natural person), the death of the Annuitant will be treated as the death of the Owner.

The Death Benefit will be paid upon approval by LNY and after LNY is in receipt of:

     a. proof, satisfactory to LNY, of the death;

     b. written authorization for payment; and

     c. all claim forms, fully completed.

Due proof of death may be a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the findings of death, or any other proof of death acceptable to LNY.

All Death Benefit payments will be subject to the laws and regulations governing death benefits.

Notwithstanding any provision of this Contract to the contrary, the payment of Death Benefits provided under the Contract must be made in compliance with Code
Section 72(s) or 401(a)(9) as applicable, as amended from time to time.

Determination of Amounts

The Death Benefit is equal to the greater of:

     a. the Contract Value on the Valuation Date the Death Benefit is approved by the LNY Servicing Office for payment; or

     b. the sum of all Gross Purchase Payments decreased proportionally by all withdrawals, including any applicable charges and any premium tax incurred.

Upon the death of an Owner or Annuitant of this Contract, if a surviving spouse continues the Contract, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNY for payment will be credited into the Contract. The excess will only be credited one time for each Contract.

If the Owner is a corporation or other non-individual (non-natural person) and there are Joint Annuitants, upon the death of the first Joint Annuitant to die, if the Contract is continued, the excess, if any, of the Death Benefit over the current Contract Value as of the date on which the death claim is approved by LNY for payment will be credited into the Contract. This excess will only be credited one time for each Contract.

If at any time the Owner or Annuitant named on this Contract is changed, except on the death of the prior Owner or Annuitant, the Death Benefit for the new Owner or Annuitant will be the Contract Value as of the Valuation Date the death claim for the new Owner or Annuitant is approved by the LNY Servicing Office for payment.

Other Death Benefit requirements may apply as shown on the Contract Specifications.

Payment of Amounts

The Death Benefit payable on the death of the Owner, or after the death of the first Owner, or upon the death of the spouse who continues the Contract, will be distributed to the designated Beneficiary(s) as follows:

     a. the Death Benefit must be completely distributed within five years of the Owner's date of death; or

     b. an election may be made within the one year period after the Owner's date of death for the designated Beneficiary, to receive the Death Benefit in substantially equal installments over the life of such designated Beneficiary or over a period not extending beyond the life expectancy of such designated Beneficiary; provided that such distributions begin not later than one year after the Owner's date of death.

The Death Benefit payable upon the death of the Annuitant, must be elected by the Owner within 75 days of the death of the Annuitant, and will be distributed to the Owner in either form of a lump sum or under an Annuity Payment Option. An Annuity Payment Option must be selected within 60 days after LNY approves the death claim.

If a lump sum settlement is elected, the proceeds will be mailed within the time period required by the Securities and Exchange Commission following LNY's approval of the death claim, unless the Suspension or Deferral of Payments or Transfers provision (Article 9) is in effect.

The Death Benefit in effect will terminate on the Annuity Commencement Date.

6.02 DEATH ON OR AFTER THE ANNUITY COMMENCEMENT DATE

Upon receipt of due proof of death of the Annuitant, any remaining annuity benefits payable will continue to be distributed under the Annuity Payment Option then in effect.

Upon the death of the Owner, any remaining annuity payments will be made at least as rapidly as the Annuity Payment Option then in effect. Upon the death of the Owner, the rights of ownership granted by the Contract will pass to the surviving Owner, if any, otherwise to the Beneficiary. If there is no named Beneficiary at the time of a sole Owner's death, then the rights of ownership will pass to the Annuitant, if still living; otherwise to the Joint Annuitant, if applicable. If no named Beneficiary, Annuitant or Joint Annuitant survives the Owner, any remaining payments payable will continue to the Owner's estate.

                                    ARTICLE 7
                             ANNUITY PAYMENT OPTIONS

7.01 ANNUITY PAYMENTS

Annuity Payments will commence on the Annuity Payment Date. Payments are made under the Annuity Payment Option selected (see Section 7.02).

7.02 CHOICE OF ANNUITY PAYMENT OPTION

An election to receive payments under an Annuity Payment Option must be made by the Maturity Date. The Owner may elect to receive payments under an Annuity Payment Option any time after the 12 month anniversary of the Contract Date but prior to the Maturity Date upon written request. The Maturity Date is set forth on the Contract Specifications. If an Annuity Payment Option is not chosen prior to the Maturity Date, payments will commence to the Owner on the Maturity Date under the Annuity Payment Option providing a Life Annuity with annuity payments guaranteed for 10 years.

Upon written request by the Owner and any Beneficiary who cannot be changed, the Maturity Date may be deferred.

By Owner

Prior to the Annuity Commencement Date, the Owner may choose or change any Annuity Payment Option. In addition, the Owner may select an Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 6.01, Payment of Amounts, for payment of the Death Benefit to a Beneficiary. A Notice of such selection of a distribution method must be made and approved by LNY. Upon Notice, the Owner may change or revoke, in writing to the LNY Servicing Office, any such selection, unless such selection was made irrevocable.

By Beneficiary

If an Annuity Payment Option has not been previously selected by the Owner as the distribution option for the payment of the Death Benefit to a Beneficiary, then at the time proceeds are payable to a Beneficiary, a Beneficiary may choose any Annuity Payment Option that meets the requirements of Code Section 72(s) or 401(a)(9) as set forth in Section 6.01, Payment of Amounts. The Beneficiary then becomes the Annuitant.

A Notice is required to choose an Annuity Payment Option.

7.03 ANNUITY PAYMENT OPTIONS

a. Life Annuity / Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made for the lifetime of the Annuitant with no Certain Period, or life and a 10 year Certain Period, or life and a 20 year Certain Period.

b. Unit Refund Life Annuity - Variable Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

     1) the number of Annuity Units initially purchased (determined by dividing the total dollar amount applied to purchase this option by the Annuity Unit value on the Annuity Commencement Date) is greater than;

     2) the number of Annuity Units paid as part of each Variable Annuity Payment multiplied by the number of annuity payments paid prior to death;

         then a refund payment equal to the number of Annuity Units determined by (1) minus (2) will be made.

     The refund payment value will be determined using the Annuity Unit value on the Valuation Date on which the refund payment is approved by LNY, after LNY is in receipt of:

        (a)  due proof of death acceptable to LNY;

        (b)  written authorization for payment; and

        (c)  all claim forms, fully completed.

c. Cash Refund Life Annuity -- Fixed Annuity Payments will be made for the lifetime of the Annuitant with the guarantee that upon death, if:

   1) the total dollar amount applied to purchase this option is greater than;

   2) the Fixed Annuity Payment multiplied by the number of annuity benefit payments paid prior to death;

      then a refund payment equal to the dollar amount of (1) minus (2) will be made.

      The refund payment will be paid upon approval by LNY, after LNY is in receipt of:

      (a)  due proof of death acceptable to LNY;

      (b)  written authorization for payment; and

      (c)  all claim forms, fully completed.

     This option is only available to Annuitants under age 91.

d. Joint Life Annuity / Joint Life Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period. Upon the death of either Annuitant, annuity payments continue at the same amount for the life of the surviving Annuitant.

e. Joint Life and Two-Thirds to Survivor Annuity / Joint Life and Two-Thirds to Survivor Annuity with Certain Period -- Fixed and/or Variable Annuity Payments will be made during the joint life of the Annuitant and a Joint Annuitant. Upon the death of either Annuitant, two thirds of the annuity payment due while both Annuitants were alive will continue for the life of the surviving Annuitant. Payments will be made for joint life with no Certain Period, or joint life and a 10-year Certain Period, or joint life and a 20-year Certain Period.

f. Other options may be available as agreed upon in writing by LNY.

At the time an Annuity Payment Option is selected under the provisions of this Contract, the Owner may elect to have the Contract Value applied to provide a Variable Annuity Payment, a Fixed Annuity Payment, or a combination Fixed and Variable Annuity Payment. If no election is made, the Contract Value will be used to provide a Variable Annuity Payment.

At the time Fixed and/or Variable Annuity Payments commence, they will not be less than those that would be provided by a specific amount for any single premium immediate annuity contract offered by LNY at the time to the same class of annuitants. The specific amount is the greater of the surrender value or 95% of the accumulation value.

7.04 DETERMINATION OF THE AMOUNT OF THE FIRST ANNUITY PAYMENT

The amount of annuity payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Commencement Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year. If no choice is made, payments will automatically be made monthly.

Article 11 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment for a Variable Annuity Payment based upon the assumed interest rate selected by the Owner. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use an Individual Mortality Table with an assumed interest rate of

3.0%, 4.0% and 5.0% per year. This table is based on a modification of the 1983 `a' Individual Annuity Mortality Table, projected 21 years to the year 2004 using projection Scale G. The Owner must select one of the assumed interest rates, as shown on the Contract Specifications, for the Variable Annuity Payment prior to the Annuity Commencement Date. The assumed interest rate may not be changed after the Annuity Commencement Date.

Article 12 of this Contract illustrates the minimum payment amounts and the age adjustments that will be used to determine the monthly payments for a Fixed Annuity Payment. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Contract Value, after deduction of any applicable premium taxes. Amounts shown use an Individual Mortality Table with an interest rate of 2.75% per year. This table is based on a modification of the 1983 `Basic' Individual Annuity Mortality Table, projected 21 years to the year 2004 using projection Scale G.

Minimum payment amounts for ages not shown in Articles 11 and 12 can be obtained from LNY's Servicing Office. The minimum payment amounts shown for Joint and Survivor Annuities are for joint ages; that is, for a male and a female both of the same age. Minimum payment amounts for other age and sex combinations on Joint and survivor Annuities are not illustrated in Articles 11 and 12, but are available from LNY's Servicing Office.

Determination of the first Annuity Payment Date is shown on the Contract Specifications.

The Annuity Unit Value, if applicable, and Contract Value used to effect annuity benefit payments will be determined as of the Annuity Commencement Date.

7.05 DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first Variable Annuity Payment is sub-divided into components, each of which represents the product of:

     a. the percentage elected by the Owner of a specific Variable Subaccount, the performance of which will determine future Variable Annuity Payments, and

     b. the entire first Variable Annuity Payment.

Each Variable Annuity Payment after the first payment attributable to a specific Variable Subaccount will be determined by multiplying the Annuity Unit value for the Variable Subaccount for the Valuation Date no more than 14 days before each payment is due by a constant number of Annuity Units. This constant number of each specific Variable Subaccount is determined by dividing the component of the first payment attributable to such Variable Subaccount as described above by the Annuity Unit value for that Variable Subaccount on the Annuity Commencement Date. The total Variable Annuity Payment will be the sum of the payments attributable to each Variable Subaccount. In the absence of transfers between Variable Subaccounts, the number of Annuity Units attributable to each Variable Subaccount remains constant, although the Annuity Unit values will vary with the investment performance of the Funds. The Annuity Unit value may increase or decrease the dollar value of benefits under the Contract.

The Annuity Unit value for any Valuation Period for any Variable Subaccount is determined by multiplying the Annuity Unit value for the immediately preceding Valuation Period by the product of (a) the daily factor raised to a power equal to the number of days in the current Valuation Period and (b) the Accumulation Unit value of the same Variable Subaccount for this Valuation Period divided by the Accumulation Unit value of the same Variable Subaccount for the immediately preceding Valuation Period. The daily factor is equal to 0.999919020 for a 3.0% assumed interest rate, 0.999892552 for a 4.0% assumed interest rate, and
0.999866337 for a 5.0% assumed interest rate.

The valuation of all assets in the Variable Subaccount will be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by LNY of the value of an Accumulation Unit and of any Annuity Unit will be conclusive upon the Owner, Annuitant and any Beneficiary.

LNY guarantees that the dollar amount of each payment after the first will not be affected by variations in mortality experience from mortality assumptions on which the first payment is based.

7.06 TRANSFERS AFTER THE ANNUITY COMMENCEMENT DATE

After the Annuity Commencement Date, if any portion of the annuity payment is a Variable Annuity Payment, the Owner may direct a transfer of assets from one Variable Subaccount to another Variable Subaccount or to a Fixed Annuity Payment by providing Notice to transfer. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a Fixed Annuity Payment to a Variable Annuity Payment.

A transfer from one Variable Subaccount to another Variable Subaccount will result in the purchase of Annuity Units in one Variable Subaccount and the redemption of Annuity Units in the other Variable Subaccount. Such a transfer will be accomplished at relative Annuity Unit values as of the Valuation Date the Notice to transfer is received. The valuation of Annuity Units is described above. A transfer from a Variable Subaccount to a Fixed Annuity Payment will result in the redemption of Annuity Units in that Variable Subaccount and the purchase of a minimum Fixed Annuity Payment based on the tables in Article 12.

7.07 PROOF OF AGE

Payment will be subject to proof of age that LNY will accept, such as a certified copy of a birth certificate.

7.08 MINIMUM ANNUITY PAYMENT REQUIREMENTS

LNY reserves the right to reduce the frequency of payments to an interval which will result in an annuity payment that equals or exceeds the minimum annuity payment amount shown on the Contract Specifications. LNY will pay the Contract Value in a lump sum if the frequency interval is annual and the resulting annuity payment is less than the minimum annuity payment amount shown on the Contract Specifications.

7.09 EVIDENCE OF SURVIVAL

LNY has the right to ask for proof that the Annuitant(s) on whose life (or lives) the payment is based is alive when each payment is due.

7.10 CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.

                                    ARTICLE 8
                                   BENEFICIARY

8.01 DESIGNATION OF BENEFICIARY

The Owner may designate a Beneficiary and a contingent Beneficiary.

Prior to the Annuity Commencement Date, if there is a single Owner, the designated Beneficiary will receive the Death Benefit proceeds upon the death of the Owner unless the Beneficiary as the surviving spouse elects to continue the Contract.

Prior to the Annuity Commencement Date, if there are two Owners, upon the death of the first Owner, the surviving Owner will receive the Death Benefit proceeds. The surviving Owner will be treated as the primary designated Beneficiary. Any other Beneficiary designation on record at the time of death will be treated as a contingent Beneficiary.

Prior to the Annuity Commencement Date, if the surviving spouse of a deceased Owner continues the Contract as the sole Owner, then the designated Beneficiaries move up, in the order of their original designation, to replace the spouse as original Beneficiary, unless the Beneficiary designation is subsequently changed by the surviving spouse as the new Owner.

Prior to the Annuity Commencement Date, if the Annuitant dies and a Death Benefit is paid, the Owner will be treated as the primary designated Beneficiary. Any other primary Beneficiary on record at the time of death will be treated as a contingent Beneficiary.

Unless otherwise stated in the Beneficiary designation, multiple Beneficiaries are presumed to share equally.

8.02 CHANGE OF BENEFICIARY

The Owner may change any Beneficiary unless otherwise provided in the previous designation by providing a Notice to change beneficiary. A change of Beneficiary will revoke any previous designation. When a change of Beneficiary is received by LNY, whether or not the Owner is then alive, it will take effect as of the date the request was sent. For purposes of determining on which date a written change of Beneficiary is sent, the postmark date will be used. Any payment made or action taken or allowed before the change of Beneficiary is received will be without prejudice to LNY.

LNY reserves the right to request the Contract for endorsement of the change.

8.03 DEATH OF BENEFICIARY

Unless otherwise provided in the Beneficiary designation, if any Beneficiary dies before the Owner, that Beneficiary's interest will go to any other primary Beneficiaries named, according to their respective interests. If there are no primary Beneficiaries, the Beneficiaries' interest will pass to a contingent Beneficiary, if any. Prior to the Annuity Commencement Date, if no Beneficiary or contingent Beneficiary survives the Owner, the Death Benefits will be paid to the Owner's estate.

Unless otherwise provided in the Beneficiary designation, once a Beneficiary is receiving Death Benefits or annuity payments under an Annuity Payment Option, the Beneficiary may name his or her own Beneficiary to receive any remaining benefits due under the Contract, should the original Beneficiary die prior to receipt of all benefits. If no Beneficiary is named or the named Beneficiary predeceases the original Beneficiary, any remaining benefits will continue to the original Beneficiary's estate. A Beneficiary designation must be made by Notice to LNY.

                                    ARTICLE 9
                 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS


9.01 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM OR WITHIN THE VARIABLE ACCOUNT

LNY reserves the right to suspend or postpone payments for a transfer, withdrawal or surrender for any period when:

1. the New York Stock Exchange is closed (other than customary weekend and holiday closings);

2.   trading on the New York Stock Exchange is restricted;

3. an emergency exists as a result of which disposal of securities held in the Variable Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Variable Account's net assets; or

4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of the Owner.

The applicable rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions described in (2) and (3) exist.

9.02 SUSPENSION OR DEFERRAL OF PAYMENTS OR TRANSFERS FROM ANY FIXED ACCOUNT

LNY reserves the right to defer payment for a withdrawal, surrender or transfer from any Fixed Account for the period permitted by law but for not more than six
(6) months after Notice is received by LNY.

If any payment is deferred by more than 10 working days, interest will be paid as required by New York Insurance Law.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.01 THE CONTRACT

The Contract and any riders attached, together with the application therefore if a copy of such application is attached to the Contract when issued, constitute the entire Contract. Only the President, a Vice President, the Secretary or an Assistant Secretary of LNY has the power, on behalf of LNY, to change, modify, or waive any provisions of this Contract.

All statements made by or under the authority of the Owner for the issuance of the Contract are deemed to be representations and not warranties.

LNY reserves the right to unilaterally change the Contract for the purpose of keeping the Contract in compliance with federal or state law, subject to the prior approval of the New York Superintendent of Insurance.

Any changes, modifications, or waivers must be in writing. No representative or person other than the above named officers has authority to change or modify this Contract or waive any of its provisions. All terms used in this Contract will have their usual and customary meaning except when specifically defined.

10.02 OWNERSHIP

All Owners will be treated as having equal, undivided interests in the Contract, including rights of survivorship. Either Owner, independently of the other, may exercise any ownership rights in the Contract. The existence of a Joint Owner will not operate to continue the Contract upon the death of the first Owner, unless the Joint Owner is the spouse of the deceased Owner (see Section 6.01, Entitlement).

The Owner may transfer all rights and privileges of ownership. On the effective date of transfer, the transferee will become the Owner and will have all the rights and privileges of the Owner. The Owner may revoke any transfer prior to its effective date. Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of ownership, or a revocation of transfer, must be in writing to the Company at its Servicing Office. When a transfer or revocation has been received, it will take effect as of the effective date specified by the Owner. Any payments made or any action taken or allowed by LNY before the transfer or the revocation is received will be without prejudice to LNY.

10.03 ANNUITANTS

Prior to the Annuity Commencement Date.

The Owner may name only one Annuitant. If the Owner is a tax-exempt entity, the Owner may name one Annuitant or two Joint Annuitants.

If the Owner is a natural person, the Owner has the right to change the Annuitant at any time by sending Notice of change to LNY at its Servicing Office; once received by LNY, the change will be effective as of the date the request was sent. For purposes of determining on which date a written change of Annuitant is sent, the postmark date will be used. If the Owner is a non-natural person, the Annuitant may not be changed. The new Annuitant must be under the age of 90 as of the effective date of the change. Change of Annuitant may affect the Death Benefit (refer to Article 6, Death Benefits).

A Contingent Annuitant may be named, or changed upon receipt of Notice by LNY.

On or After the Annuity Commencement Date.

The Annuitant or Joint Annuitants may not be changed. Any Contingent Annuitant designation is no longer applicable and is terminated.

10.04 ASSIGNMENTS

This Contract may be assigned. LNY will not be bound by any assignment unless it is received in writing at LNY's Servicing Office in a form acceptable to LNY. The effective date of the assignment will be the date it is received by LNY. LNY will not be responsible for the validity of any assignment.

If this Contract is used with a Qualified Plan, the Contract will not be transferable unless allowed under applicable law.

10.05 INCONTESTABILITY

This Contract will not be contested by LNY.

10.06 MISSTATEMENT OF AGE AND/OR SEX

If the age and/or sex of the Annuitant has been misstated, the amount payable under the Contract will be adjusted to be the amount of income which the actual premium paid would have purchased for the correct age and/or sex according to LNY's rates in effect on the Contract Date. Any overpayment by LNY, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by LNY will be paid in a lump sum, with interest at the rate of 6% per year, compounded annually.

10.07 NONPARTICIPATING

The Contract is nonparticipating and will not share in the surplus earnings of LNY.

10.08 OWNERSHIP OF THE ASSETS

LNY will have exclusive and absolute ownership and control of its assets, including all assets in the Variable Account.

10.09 REPORTS

Prior to the Annuity Commencement Date, at least once each Calendar Year, LNY will mail a report to the Owner. The report will be mailed to the last address known to LNY. The report will include a statement of the number of Accumulation Units credited to the Variable Account and the dollar value of such units as well as a statement of the value of the DCA Fixed Account. The report will also include the total account value, the cash surrender value, and Death Benefit. Such other information as may be required by law or regulation will also be included. The information in the report will be as of a date not more than two months prior to the date of mailing the report. The Owner will have 60 days from the date the report or confirmation is received to notify LNY of any errors in the report or confirmation, otherwise the report or confirmation will be deemed to be final and correct.

10.10 PREMIUM TAX

State and local government premium tax, if applicable, will be deducted from Gross Purchase Payments or Contract Value when incurred by LNY or at another time of LNY's choosing.

10.11 MAXIMUM ISSUE AGE

The Owner and the Annuitant (or both Joint Annuitants, if applicable), when named, must be under the age of 90.

10.12 LOANS

Loans are not permitted under this Contract.

10.13 MINIMUM BENEFITS PAYABLE

Any benefits paid under this Contract will not be less than those required by the New York Insurance Law.

                                   ARTICLE 11
             ANNUITY PURCHASE RATES UNDER A VARIABLE PAYMENT OPTION
                        WITH A 3.0% ASSUMED INTEREST RATE
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------

                                       SINGLE LIFE ANNUITIES
-------------------------------------------------------------------------------------------------------------------

     Age        No Period Certain      120 Months Certain          240 Months Certain           Unit Refund
                Male      Female       Male         Female         Male       Female          Male      Female
-------------------------------------------------------------------------------------------------------------------
     60         $4.91     $4.42        $4.83        $4.38          $4.52      $4.24           $4.53     $4.21
     61          5.03      4.51         4.93         4.47           4.59       4.31            4.62      4.29
     62          5.16      4.61         5.04         4.56           4.66       4.38            4.71      4.36
     63          5.30      4.72         5.16         4.66           4.72       4.45            4.80      4.45
     64          5.45      4.83         5.29         4.77           4.79       4.52            4.89      4.53

     65          5.60      4.95         5.42         4.88           4.85       4.59            5.00      4.62
     66          5.77      5.08         5.55         4.99           4.91       4.66            5.10      4.72
     67          5.95      5.22         5.69         5.11           4.97       4.74            5.21      4.82
     68          6.14      5.37         5.84         5.24           5.03       4.81            5.33      4.92
     69          6.34      5.53         5.99         5.38           5.09       4.88            5.45      5.03

     70          6.56      5.70         6.15         5.53           5.14       4.95            5.57      5.15
     71          6.79      5.88         6.31         5.68           5.19       5.02            5.71      5.27
     72          7.03      6.08         6.48         5.84           5.24       5.08            5.85      5.40
     73          7.29      6.30         6.64         6.01           5.28       5.14            5.99      5.54
     74          7.57      6.53         6.82         6.18           5.31       5.19            6.15      5.68
     75          7.86      6.78         6.99         6.37           5.35       5.24            6.31      5.83
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                           JOINT AND SURVIVOR ANNUITIES
-------------------------------------------------------------------------------------------------------------------
              Joint and Full to Survivor                                    Joint and Two-Thirds to Survivor
-------------------------------------------------------------------------------------------------------------------
                   Certain Period                                                   Certain Period
-------------------------------------------------------------------------------------------------------------------
                                                    Joint
      None             120            240            Age             None             120               240
-------------------------------------------------------------------------------------------------------------------
     $4.02            $4.01          $3.99           60              $4.42            $4.38            $4.24
      4.09             4.09           4.06           61               4.51             4.47             4.31
      4.17             4.16           4.12           62               4.61             4.56             4.37
      4.25             4.24           4.20           63               4.72             4.66             4.44
      4.34             4.33           4.27           64               4.83             4.76             4.52

      4.43             4.42           4.35           65               4.95             4.87             4.59
      4.53             4.52           4.43           66               5.08             4.99             4.66
      4.63             4.62           4.51           67               5.21             5.11             4.73
      4.75             4.73           4.59           68               5.36             5.23             4.80
      4.87             4.85           4.67           69               5.51             5.37             4.87

      5.00             4.98           4.75           70               5.68             5.51             4.94
      5.14             5.11           4.83           71               5.86             5.66             5.01
      5.28             5.25           4.91           72               6.05             5.81             5.07
      5.44             5.40           4.99           73               6.25             5.97             5.13
      5.61             5.56           5.06           74               6.47             6.14             5.19
      5.80             5.72           5.13           75               6.71             6.32             5.24
-------------------------------------------------------------------------------------------------------------------

          A VARIABLE ANNUITY PAYMENT WITH A 4.0% ASSUMED INTEREST RATE
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED

--------------------------------------------------------------------------------

                                          SINGLE LIFE ANNUITIES
-----------------------------------------------------------------------------------------------------------------------

         Age        No Period Certain      120 Months Certain         240 Months Certain           Unit Refund
                    Male      Female       Male       Female          Male       Female          Male      Female
-----------------------------------------------------------------------------------------------------------------------
        60          $5.49     $5.00        $5.39          $4.95       $5.07      $4.79           $5.16     $4.82
        61           5.61      5.09         5.50           5.03        5.13       4.86            5.25      4.89
        62           5.74      5.19         5.61           5.13        5.19       4.92            5.34      4.97
        63           5.88      5.29         5.72           5.22        5.25       4.99            5.44      5.05
        64           6.02      5.40         5.84           5.32        5.32       5.06            5.54      5.14

        65           6.18      5.52         5.97           5.43        5.38       5.13            5.64      5.23
        66           6.35      5.65         6.10           5.55        5.44       5.20            5.75      5.33
        67           6.53      5.79         6.24           5.67        5.49       5.27            5.87      5.43
        68           6.72      5.93         6.39           5.79        5.55       5.33            5.99      5.54
        69           6.92      6.09         6.53           5.93        5.60       5.40            6.12      5.66

        70           7.14      6.26         6.69           6.07        5.65       5.47            6.25      5.78
        71           7.37      6.45         6.85           6.22        5.70       5.53            6.39      5.91
        72           7.62      6.65         7.01           6.38        5.74       5.59            6.54      6.04
        73           7.88      6.86         7.17           6.54        5.78       5.65            6.69      6.19
        74           8.16      7.10         7.34           6.71        5.81       5.70            6.85      6.34
        75           8.45      7.35         7.51           6.89        5.85       5.75            7.02      6.50
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                         JOINT AND SURVIVOR ANNUITIES
-----------------------------------------------------------------------------------------------------------------------
                Joint and Full to Survivor                                Joint and Two-Thirds to Survivor
-----------------------------------------------------------------------------------------------------------------------
                      Certain Period                                             Certain Period
-----------------------------------------------------------------------------------------------------------------------
                                                     Joint
        None          120             240             Age             None            120                 240
-----------------------------------------------------------------------------------------------------------------------
       $4.58          $4.58           $4.55           60              $4.99           $4.95               $4.79
        4.65           4.65            4.61           61               5.09            5.04                4.86
        4.72           4.72            4.68           62               5.18            5.13                4.92
        4.80           4.80            4.75           63               5.29            5.22                4.99
        4.89           4.88            4.82           64               5.40            5.32                5.06

        4.98           4.97            4.89           65               5.52            5.43                5.12
        5.07           5.07            4.97           66               5.64            5.54                5.19
        5.18           5.17            5.04           67               5.78            5.66                5.26
        5.29           5.28            5.12           68               5.92            5.78                5.33
        5.41           5.39            5.20           69               6.08            5.91                5.39

        5.54           5.51            5.28           70               6.25            6.05                5.46
        5.67           5.64            5.35           71               6.42            6.20                5.52
        5.82           5.78            5.43           72               6.61            6.35                5.58
        5.98           5.93            5.50           73               6.82            6.51                5.64
        6.15           6.08            5.57           74               7.04            6.67                5.69
        6.33           6.25            5.63           75               7.28            6.84                5.74
-----------------------------------------------------------------------------------------------------------------------

 Age Adjustment Table
 Year of Birth        Adjustment to Age      Year of Birth     Adjustment to Age
--------------        -----------------      -------------     -----------------
 Before 1920              +2                 1970-1979                -4
 1920-1929                +1                 1980-1989                -5
 1930-1939                 0                 1990-1999                -6
 1940-1949                -1                 2000-2009                -7
 1950-1959                -2                 2010-2019                -8
 1960-1969                -3

          A VARIABLE ANNUITY PAYMENT WITH A 5.0% ASSUMED INTEREST RATE
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------

                                                           SINGLE LIFE ANNUITIES
------------------------------------------------------------------------------------------------------------------------------------
            Age              No Period Certain          120 Months Certain         240 Months Certain             Unit Refund
                             Male      Female           Male       Female          Male       Female           Male         Female
------------------------------------------------------------------------------------------------------------------------------------
            60               $6.10     $5.59            $5.98      $5.54           $5.63      $5.37            $5.79        $5.44
            61                6.21      5.68             6.08       5.62            5.69       5.43             5.88         5.51
            62                6.34      5.78             6.19       5.71            5.75       5.49             5.98         5.59
            63                6.48      5.88             6.30       5.80            5.81       5.56             6.07         5.67
            64                6.62      5.99             6.42       5.90            5.87       5.62             6.18         5.76

            65                6.78      6.11             6.54       6.01            5.92       5.69             6.28         5.85
            66                6.94      6.24             6.67       6.12            5.98       5.75             6.40         5.95
            67                7.12      6.37             6.80       6.23            6.03       5.82             6.52         6.05
            68                7.31      6.52             6.94       6.36            6.08       5.88             6.64         6.16
            69                7.52      6.67                                        6.13       5.94             6.77         6.28
                                                         7.09       6.49
            70                7.74      6.84             7.24       6.63            6.18       6.01             6.91         6.41
            71                7.97      7.03             7.39       6.77            6.22       6.07             7.06         6.54
            72                8.21      7.23             7.55       6.93            6.26       6.12             7.21         6.68
            73                8.47      7.44             7.71       7.09            6.30       6.17             7.37         6.82
            74                8.75      7.68             7.87       7.26            6.33       6.22             7.54         6.98
            75                9.05      7.93             8.04       7.43            6.36       6.27             7.72         7.15
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------------------------------------------------------------------
                Joint and Full to Survivor                                                 Joint and Two-Thirds to Survivor
------------------------------------------------------------------------------------------------------------------------------------
                      Certain Period                                                                Certain Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Joint
        None                 120                240                Age                None               120                 240
------------------------------------------------------------------------------------------------------------------------------------
       $5.17               $5.17              $5.14                60               $5.59               $5.54              $5.37
        5.23                5.23               5.20                61                5.68                5.62               5.43
        5.31                5.30               5.26                62                5.78                5.71               5.49
        5.38                5.38               5.32                63                5.88                5.80               5.56
        5.46                5.46               5.39                64                5.99                5.90               5.62

        5.55                5.54               5.46                65                6.11                6.00               5.68
        5.65                5.64               5.53                66                6.23                6.11               5.75
        5.75                5.73               5.60                67                6.36                6.23               5.81
        5.85                5.84               5.67                68                6.51                6.35               5.87
        5.97                5.95               5.75                69                6.66                6.48               5.94

        6.09                6.07               5.82                70                6.83                6.61               6.00
        6.23                6.20               5.90                71                7.00                6.75               6.06
        6.37                6.33               5.97                72                7.19                6.90               6.11
        6.53                6.47               6.03                73                7.40                7.06               6.17
        6.69                6.63               6.10                74                7.62                7.22               6.22
        6.87                6.79               6.16                75                7.85                7.38               6.26

------------------------------------------------------------------------------------------------------------------------------------

 Age Adjustment Table
 Year of Birth          Adjustment to Age     Year of Birth    Adjustment to Age
 --------------         -----------------     -------------    -----------------
 Before 1920                   +2                1970-1979            -4
 1920-1929                     +1                1980-1989            -5
 1930-1939                      0                1990-1999            -6
 1940-1949                     -1                2000-2009            -7
 1950-1959                     -2                2010-2019            -8
 1960-1969                     -3

                                  ARTICLE 12
              ANNUITY PURCHASE RATES UNDER A FIXED ANNUITY PAYMENT
                           WITH A 2.75% INTEREST RATE
--------------------------------------------------------------------------------
                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS
                       PURCHASED WITH EACH $1,000 APPLIED
--------------------------------------------------------------------------------

                                                           SINGLE LIFE ANNUITIES
------------------------------------------------------------------------------------------------------------------------------------

                            No Period Certain        120 Months Certain        240 Months Certain            Cash Refund
            Age             Male      Female         Male       Female         Male       Female           Male       Female
------------------------------------------------------------------------------------------------------------------------------------
            60             $4.91      $4.37          $4.81      $4.33          $4.47      $4.17            $4.47      $4.13
            61              5.03       4.47           4.92       4.42           4.53       4.24             4.56       4.21
            62              5.17       4.58           5.04       4.52           4.60       4.31             4.65       4.29
            63              5.32       4.69           5.16       4.62           4.67       4.38             4.75       4.38
            64              5.48       4.81           5.30       4.73           4.73       4.46             4.85       4.46

            65              5.64       4.94           5.43       4.85           4.80       4.53             4.95       4.56
            66              5.82       5.08           5.58       4.97           4.86       4.61             5.06       4.66
            67              6.01       5.22           5.72       5.10           4.92       4.68             5.18       4.76
            68              6.22       5.38           5.88       5.24           4.97       4.75             5.30       4.87
            69              6.44       5.55           6.04       5.39           5.03       4.82             5.43       4.98

            70              6.68       5.73           6.20       5.54           5.08       4.89             5.56       5.11
            71              6.92       5.93           6.37       5.70           5.12       4.95             5.70       5.23
            72              7.18       6.14           6.54       5.87           5.16       5.02             5.84       5.37
            73              7.47       6.38           6.72       6.04           5.20       5.07             6.00       5.51
            74              7.77       6.63           6.90       6.23           5.23       5.12             6.16       5.66
            75              8.09       6.90           7.08       6.42           5.26       5.17             6.32       5.82
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      JOINT AND SURVIVOR ANNUITIES
------------------------------------------------------------------------------------------------------------------------------------
                Joint and Full to Survivor                                                 Joint and Two-Thirds to Survivor
------------------------------------------------------------------------------------------------------------------------------------
                      Certain Period                                                                Certain Period
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Joint
        None                 120                240                Age                None               120                 240
------------------------------------------------------------------------------------------------------------------------------------
       $3.96               $3.95              $3.92                60               $4.38               $4.34              $4.18
        4.03                4.03               3.99                61                4.48                4.43               4.24
        4.12                4.11               4.07                62                4.58                4.53               4.32
        4.21                4.20               4.14                63                4.69                4.63               4.39
        4.30                4.29               4.22                64                4.81                4.74               4.46

        4.40                4.39               4.30                65                4.94                4.86               4.53
        4.51                4.50               4.38                66                5.08                4.98               4.61
        4.62                4.61               4.46                67                5.22                5.11               4.68
        4.74                4.73               4.55                68                5.38                5.24               4.75
        4.87                4.85               4.63                69                5.55                5.38               4.82

        5.01                4.99               4.71                70                5.73                5.53               4.89
        5.16                5.13               4.79                71                5.92                5.69               4.95
        5.32                5.28               4.87                72                6.12                5.85               5.01
        5.49                5.44               4.94                73                6.34                6.02               5.07
        5.68                5.61               5.01                74                6.58                6.20               5.12
        5.88                5.78               5.07                75                6.84                6.38               5.17

------------------------------------------------------------------------------------------------------------------------------------

 Age Adjustment Table
 Year of Birth       Adjustment to Age     Year of Birth     Adjustment to Age
 --------------      -----------------     -------------     -----------------
 Before 1920              +2                   1970-1979             -4
 1920-1929                +1                   1980-1989             -5
 1930-1939                 0                   1990-1999             -6
 1940-1949                -1                   2000-2009             -7
 1950-1959                -2                   2010-2019             -8
 1960-1969                -3

                                   ARTICLE 14
                               ADDITIONAL SERVICES

There are three additional programs available under this Contract: Automatic Withdrawal Service (AWS); Cross-Reinvestment; and Portfolio Rebalancing. In order to take advantage of one of these programs, the appropriate election form must be completed and sent to LNY at the Servicing Office. These programs are described below. Only one of these programs may be in effect at a time. None of these programs can be in effect if a DCA (see Section 2.03) is in effect.

AUTOMATIC WITHDRAWAL SERVICE

The Automatic Withdrawal Service (AWS) provides for an automatic periodic withdrawal of Contract Value. This service may be elected at any time prior to the Annuity Commencement Date. The AWS program may be cancelled or changed by the Owner at any time by sending a written request to the Service Office.

CROSS-REINVESTMENT

Cross-Reinvestment allows the Owner to automatically transfer amounts in a designated Variable Subaccount that exceed a baseline amount to another specific Variable Subaccount at specific intervals. This program may be elected at any time prior to the Annuity Commencement Date.

The Owner designates the holding account, the receiving account(s) and the baseline amount. Cross-Reinvestment will continue until we receive written authorization to terminate the program.

A transfer under the Cross-Reinvestment program is not considered a transfer for purposes of limiting the number of transfers that may be made in a Contract Year.

PORTFOLIO REBALANCING

Portfolio Rebalancing is an option that restores to a predetermined level the percentage of Contract Value allocated to each Variable Subaccount. The rebalancing may take place monthly, quarterly, semi-annually, or annually. The Portfolio Rebalancing program is available prior to the Annuity Commencement Date.

The predetermined level will be the allocation initially selected when the Contract was purchased, unless subsequently changed. The allocation may be changed at any time by submitting a written request to LNY at its Servicing Office. If the Portfolio Rebalancing program is selected, all Net Purchase Payments allocated to the Variable Subaccounts must be subject to rebalancing.

Once the Portfolio Rebalancing program is activated, any Variable Subaccount transfer executed outside of the Portfolio Rebalancing program will terminate the program. Any subsequent Net Purchase Payment or withdrawal that modifies the account balance within each Variable Subaccount may also cause termination of the Portfolio Rebalancing program. Any such termination will be confirmed to the Owner. The Owner may terminate the Portfolio Rebalancing program, or re-enroll, at any time by submitting a written request to LNY at the Servicing Office.

                                   ARTICLE 15
                          GUARANTEED ACCUMULATED VALUES
                              AND SURRENDER VALUES
                           FOR DCA FIXED ALLOCATIONS*



              ----------------------------------------------------
                          $10,000 Single Contribution
              ----------------------------------------------------
                            Guaranteed          Guaranteed
                End of      Accumulated         Surrender
                 Year          Value              Value
              ----------------------------------------------------
                  1        $   7,766.20        $  7,766.20
              ----------------------------------------------------
                  2            5,999.39           5,999.39
              ----------------------------------------------------
                  3            4,119.58           4,119.58
              ----------------------------------------------------
                  4            2,121.58           2,121.58
              ----------------------------------------------------
                  5                0.00               0.00
              ----------------------------------------------------

              ----------------------------------------------------


          *Guaranteed Values are based on the guaranteed interest rate of 3.0%. These values do not provide for premium tax, if any.

          The Guaranteed Values illustrated above assume a single $10,000 Purchase Payment allocated to the 60-month DCA Fixed Account, where transfers from the DCA Fixed Account occur at the beginning of each month and the amount of each transfer is determined according to the declining ratio method. Under the declining ratio method, the amount of each transfer is determined by dividing the current accumulated value by the number of years, half-years, quarters or months remaining in the DCA period, where transfers from the DCA Fixed Account occur on an annual, semi-annual, quarterly or monthly basis, respectively.

                                     ANNUITY
                                    CONTRACT

         Individual Flexible Purchase Payment Deferred Variable Annuity
                          and/or Fixed Annuity Contract
                         With Annuity Payment Options

                                Nonparticipating

                      If you have any questions concerning
                              this Contract, please
                       contact your LNY representative or
                          the Servicing Office of LNY.

                             LINCOLN LIFE & ANNUITY
                               COMPANY OF NEW YORK

                                  Home Office:
                               120 Madison Street
                                   Suite 1860
                            Syracuse, New York 13202

                                Servicing Office:
                            1300 South Clinton Street
                                 P. O. Box 2348
                         Fort Wayne, Indiana 46801-7866

                                  800-942-5500